NAME AND LIKENESS LICENSE AGREEMENT

This Name and Likeness License Agreement (this “Agreement”) is made to be effective as of June 4, 2026 (“Effective Date”), by and between Darren Cahill, an individual (“Cahill”), and Agassi Sports Entertainment Corp., a Nevada corporation (“AASP”). Cahill and AASP shall be referred to herein collectively as the “Parties” and each may be referred to individually as a “Party.”

RECITALS

WHEREAS, Cahill is the holder of the right of publicity to the name, and related uses of the name, of Darren Cahill (the “Name”);

WHEREAS, Cahill is a former professional tennis player and professional tennis coach, including previously serving as the tennis coach of Andre K. Agassi;

WHEREAS, AASP currently plans to (a) create and manage unique content, building sports communities around entertainment, media, wellness, education, commerce, and charitable efforts, with the goal of becoming a leading media and entertainment company in the world of racket sports; and (b) operate a planned digital coaching application and website platform (the “Platform”, and collectively (a) and (b), the “Business”);

WHEREAS, Cahill has previously verbally provided AASP with the right to the use of the Name and the likeness of Cahill in the Business, including, but not limited to in connection with the Platform;

WHEREAS, AASP desires to continue to utilize the Name and likeness of Cahill in connection with the sale and advertising of goods and services, and in the Business, including the Platform, and Cahill desires to grant to AASP, and AASP desires to accept, a non-exclusive license for such continued use; and

WHEREAS, AASP desires to continue to work with Cahill to advertise and market the Name and Likeness (as defined herein) in connection with the Business, all subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, it is hereby agreed:

AGREEMENT

1.                  License Grant.

(a)                Name and Likeness License Grant.

(i)                 Pursuant to the terms and conditions of this Agreement, Cahill hereby grants to AASP, at AASP’s option, a non-exclusive (except as set forth

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herein), worldwide right and license to use the Name, together with renderings of Cahill’s voice, image, and likeness, and all attributes of Cahill’s personality and appearance (collectively, the “Likeness”), including any right of publicity, in connection with creation, development, manufacturing, operation, promotion, distribution, and sales of services and products under the Business (including, but not limited to the Platform); provided that AASP shall not use the Name or Likeness as a brand name, domain name, social media account name, or Platform Name, without the prior written consent of Cahill, except in connection with the Platform, which is currently named “ Darren AI” (the “Platform Name”). For the sake of clarity, AASP’s use of the Platform Name for all purposes and in all mediums is hereby approved and confirmed by Cahill.

(ii)               Nothing herein shall prohibit Cahill from using the Name and Likeness for any purposes whatsoever, except that no use thereof shall knowingly conflict with AASP’s use of the Platform Name or compete in any way with the Platform during the Term.

(iii)             AASP agrees that it will not sub-license, authorize or permit the use of the Name or Likeness by any other individual, entity, or business without the prior written approval of Cahill.

(iv)              For the avoidance of doubt, AASP acknowledges: (A) that the Name and Likeness license granted herein by Cahill does not extend to any photographs, videos, or other media in which Cahill does not hold the copyright or intellectual property; (B) that Cahill is unable to grant a license to such photographs, videos, or other media; and (C) that it is AASP’s sole responsibility and obligation to obtain any necessary licenses to use or otherwise exploit such photographs, videos, or other media.

(v)               Cahill represents and warrants that he exclusively owns the rights to the use of the name, image, likeness, voice, caricature and signature, including any derivation of any of the foregoing, of Cahill and all other publicity rights relating to Cahill. Cahill hereby confirms that he has the undivided and indivisible rights to the foregoing. Cahill further represents and covenants that Cahill will take all reasonable necessary steps to ensure that Cahill remains in compliance with the terms set forth herein.

(vi)             AASP’s use of the Platform Name shall be exclusive during the Term of this Agreement and Cahill shall not provide his name or likeness to any platform, application, website, or similar service, during the Term in a manner that competes with AASP’s Platform, as currently in effect and as may be modified, expanded, or changed, from time to time during the Term.

(b)               Cahill Content License Grant.

(i)                 If, and to the extent, Cahill provides AASP with any content created exclusively by Cahill (“Cahill Content”), then, upon the terms and

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subject to the conditions of this Agreement, Cahill hereby grants to AASP a non-exclusive right and license to use, copy, reproduce, compile, distribute, transmit, broadcast, display, exhibit, project, and otherwise exploit the Cahill Content, or in composite and/or conjunction with other materials, including without limitation, audio, video, animation, text, and graphics, by any means, methods, and technologies now known or hereafter to become known, solely in connection with the creation, development, manufacturing, operation, promotion, distribution, and sales of products under the Business.

(ii)               AASP acknowledges that the license to the Cahill Content granted herein: (A) does not apply to any third-party materials AASP chooses to combine with the Cahill Content; (B) that Cahill is unable to grant a license to such third-party materials; and (C) that it is AASP’s sole responsibility and obligation to obtain any necessary licenses to use or otherwise exploit such third-party materials.

(iii)             AASP must obtain prior written approval from Cahill to create and exploit derivative works based solely on Cahill Content, unless such Cahill Content is provided to AASP specifically for use in the Business. Cahill shall not unreasonably withhold or delay its approval of such works. For the avoidance of doubt, Cahill shall not prohibit AASP from incorporating or using any Cahill Content in marketing or promotional materials for the sale of products or marketing of services in connection with the Business, nor shall Cahill require prior written approval for such use. Furthermore, Cahill shall be deemed to have pre-approved the use of all Cahill Content currently forming part of the Platform.

(c)                Right of Pre-Approval. AASP agrees to provide all materials featuring use of any of the Name and Likeness and/or the Cahill Content (collectively, the “Licensed IP”) to Cahill for written approval before AASP begins making use of such materials; provided that: (A) AASP is not required to submit for approval the use of the Name and Likeness already in use as of the Effective Date as reflected on AASP’s current products or services or AASP’s website or Platform which are hereby deemed approved by Cahill; (B) AASP is not required to submit revised versions of such materials to Cahill for approval, provided that such materials are substantially similar to materials that have already been approved by Cahill; and, (C) Cahill will not unreasonably withhold or delay his approval.

2.                  Business Promotion.

The Parties agree to cooperate with each other in good faith to develop and promote the Business for the Term of this Agreement.

3.                  No Royalty Fees; Consideration.

There shall be no royalty fees due for the Name and Likeness for the Term of this agreement and instead, in lieu of any royalty fees, in consideration for entering into this Agreement and agreeing to the terms hereof, AASP shall pay Cahill a one-time fee of warrants to purchase 250,000 shares of common stock of AASP, with an exercise price of $5.00 per share and a term of five years in the form attached hereto as Exhibit A (the “Warrants”).

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4.                  Voluntary Use.

Nothing in this Agreement shall require AASP to use the Name and Likeness or any intellectual property licensed under this Agreement. For the avoidance of doubt, AASP is not obligated to use the Name, Likeness, or Cahill Content in connection with the sale of products or marketing of services for the Business.

5.                  Representations and Warranties.

(a)                AASP Representations and Warranties. AASP represents and warrants to Cahill that:

(i)                  AASP has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and its board of directors or managers, as applicable, has duly authorized the execution and delivery of this Agreement and the completion of its obligations hereunder;

(ii)               This Agreement has been duly executed and constitutes a valid and binding obligation of AASP, enforceable by Cahill against AASP in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. There are no other agreements, written or oral, with any third party in conflict herewith;

(iii)             The execution and delivery by AASP of this Agreement and the performance by it of its obligations hereunder and the completion of its obligations hereunder will not violate, conflict with or result in a breach of any provision of the organizational documents of AASP and will not: (a) violate, conflict with or result in a breach of: (i) any agreement, contract, indenture, deed of trust, mortgage, bond, instrument, authorization, license or permit to which AASP  is a party or by which AASP is bound; or (ii) any law, regulation, rule or order of any governmental entity to which AASP is subject or by which AASP is bound; (b) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit of AASP; or (c) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit, or result in the imposition of any encumbrance, charge or lien upon any of AASP’s assets;

(iv)              Except as otherwise provided herein, no authorization, consent or approval of, or filing with, any governmental entity or any court or other authority is necessary on the part of AASP for the consummation by AASP of its obligations in connection with this Agreement; and

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(v)               There are no claims, litigation, or other proceedings pending or threatened against AASP which would adversely affect the rights of Cahill hereunder.

(b)               Cahill’s Representations and Warranties. Cahill represents and warrants to AASP that:

(i)                 Cahill has the requisite company power and authority to enter into this Agreement and to perform his obligations hereunder;

(ii)               This Agreement has been duly executed and constitutes a valid and binding obligation of Cahill, enforceable by AASP against Cahill in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. There are no other agreements, written or oral, with any third party in conflict herewith;

(iii)             The execution and delivery by Cahill of this Agreement and the performance by him of his obligations hereunder and the completion of his obligations hereunder will not: (a) violate, conflict with or result in a breach of: (i) any agreement, contract, indenture, deed of trust, mortgage, bond, instrument, authorization, license or permit to which Cahill is a party or by which Cahill is bound; or (ii) any law, regulation, rule or order of any governmental entity to which Cahill is subject or by which Cahill is bound; (b) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit of Cahill; or (c) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit, or result in the imposition of any encumbrance, charge or lien upon any of Cahill’s assets;

(iv)             Except as otherwise provided herein, no authorization, consent or approval of, or filing with, any governmental entity or any court or other authority is necessary on the part of Cahill for the consummation by Cahill of his obligations in connection with this Agreement;

(v)               There are no claims, litigation, or other proceedings pending or threatened against Cahill which would adversely affect the rights of AASP hereunder; and

(vi)             To the knowledge of Cahill, the use of the Name and Likeness for the product lines and services of the Business in the United States and Canada will not violate or infringe the rights of any third party. Except as provided in the immediately prior sentence, Cahill makes no representation or warranty with respect to whether the exploitation of the Name and Likeness is or will be free from infringement on a worldwide basis.

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(vii)           Cahill recognizes that the Warrants and the shares of AASP common stock issuable upon exercise thereof (the “Warrant Shares”, and collectively with the Warrants, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the Securities Act or unless an exemption from registration is available.

(viii)          Cahill may not sell the Securities without registering them under the Securities Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale.

(ix)             Cahill is acquiring the Securities for his own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and he does not presently have any reason to anticipate any change in his circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Securities.

(x)               Cahill acknowledges that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act.

(xi)                 Cahill is aware of, has received and had an opportunity to review (A)  (i) AASP’s Annual Report on Form 10-K for the year ended December 31, 2025; and (ii) AASP’s Quarterly Reports on Form 10-Q and current reports on Form 8-K from January 1, 2026, to the date of Cahill’s entry into this Agreement (which filings can be accessed by going to https://www.sec.gov/search/search.htm, typing “Agassi Sports” in the “Name, ticker symbol, or CIK” field, and clicking the “Submit” button), in each of case (i) and (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by him of AASP; (B) has, a reasonable time prior to the date of this Agreement, been given an opportunity to review material contracts and documents of AASP and has had an opportunity to ask questions of and receive answers from AASP’s officers and directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of AASP or any other person, nor any written representation or assurance from AASP; in connection with Cahill’s acceptance of the Securities and investment decision in connection therewith. Cahill acknowledges that due to his receipt of and review of the information described above, he has received similar information as would be included in a Registration Statement filed under the Securities Act.

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(xii)           Cahill has such knowledge and experience in financial and business matters such that Cahill is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities.

(xiii)         Cahill acknowledges that he is a sophisticated investor capable of assessing and assuming investment risks with respect to securities, including the Securities, and further acknowledges that AASP is entering into this Agreement with Cahill in reliance on this acknowledgment and with Cahill’s understanding, acknowledgment and agreement that AASP is privy to material non-public information regarding AASP (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as Cahill, when making investment disposition decisions, including the decision to enter into this Agreement, and Cahill’s decision to enter into this Agreement is being made with full recognition and acknowledgment that AASP is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to Cahill. Cahill hereby waives any claim, or potential claim, he has or may have against AASP relating to AASP’s possession of Non-Public Information. Cahill has specifically requested that AASP not provide him with any Non-Public Information. Cahill understands and acknowledges that AASP would not enter into this Agreement in the absence of the representations and warranties set forth in this paragraph, and that these representations and warranties are a fundamental inducement to AASP in entering into this Agreement.

(xiv)         Cahill has had an opportunity to ask questions of and receive satisfactory answers from AASP, or any person or persons acting on behalf of AASP, concerning the terms and conditions of this Agreement and AASP and the Securities, and all such questions have been answered to the full satisfaction of Cahill.

(xv)           Cahill recognizes that an investment in AASP is a speculative venture. The ownership of the Securities as an investment involves special risks.

(xvi)         Cahill realizes that the Securities cannot readily be sold until or unless they are registered under the Securities Act, as they will be restricted securities; and therefore the Securities must not be accepted unless Cahill has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and Cahill can provide for current needs and possible personal contingencies.

(xvii)       Cahill confirms and represents that he is able (i) to bear the economic risk of his investment, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of his investment.

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(xviii)     Cahill has carefully considered and has, to the extent he believes such discussion necessary, discussed with his professional, legal, tax and financial advisors, the suitability of an investment in the Securities for his particular tax and financial situation and his advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for him.

(xix)         Cahill has not become aware of and has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Cahill’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising

(xx)           Cahill confirms and acknowledges that the Securities will bear the following restrictive legend (or a similar legend), until or unless registered under the Securities Act:

‘‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.’’

6.                  Indemnification against Breach.

Each Party will defend, indemnify, and hold the other Party and their members, shareholders, partners, officers, managers, trustees, directors, employees, agents, and licensees, and assigns harmless from and against any claims, demands, actions, and/or proceedings which may be threatened and/or instituted by any person and/or entity against such parties which, if true, would constitute a breach of such party’s representations, warranties, or obligations set forth in this Agreement. With respect to any claim for indemnity pursuant to this Section 6, the Party making such claim shall notify the Party from whom it is seeking indemnification (the “Indemnifying Party”) of the claim in writing as soon practicable after becoming aware of the matter or claim. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have actually prejudiced the Indemnifying Party. The Indemnifying Party shall be entitled to assume and control (with counsel of its choice) the defense of such action, lawsuit, proceeding, investigation, or other claim at its sole cost and expense.

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7.                  Ownership of Intellectual Property.

AASP acknowledges Cahill’s exclusive rights of ownership of all rights, title, and interest in and to the Name and Likeness. AASP further acknowledges and agrees that it will not at any time challenge or contest Cahill’s exclusive rights in or ownership of the Name and Likeness anywhere in the world, and will not take any action that is inconsistent with Cahill’ ownership of the Name and Likeness, including Cahill’s exclusive ownership of the rights (subject to the license granted herein) to include the Name and Likeness in trademarks. All of the representations in this Section 7 shall be subject to, and limited by, AASP’s right to the use of the Platform Name.

8.                  Term and Termination.

(a)                Term. Unless otherwise terminated in accordance with the provisions of this Section 8, this Agreement shall commence on the Effective Date and shall continue for a period of fifteen (15) years (the “Initial Term”); provided that this Agreement shall automatically extend for additional five (5) year periods after the Initial Term (each an “Automatic Renewal Term”, and the Initial Term together with all Automatic Renewal Terms, the “Term”) unless either Party provides the other with written notice of their intent not to automatically extend the term of this Agreement at least sixty (60) days prior to the end of the Initial Term or any Automatic Renewal Term.

(b)               Termination by Cahill for Cause. Cahill shall have the right to terminate this Agreement for cause in the event of any of the following:

(i)                 AASP conducts itself in a manner that brings AASP, or Cahill into material disrepute and degradation in the eyes of the public and/or the media, as determined by Cahill in his reasonable good faith determination;

(ii)               AASP become subject to court-filed charges by any governmental or administrative entity for fraud, mismanagement, criminal activity, or other similar bad acts;

(iii)             AASP enters into, or publicly announces its intention to enter into or support, any agreement, binding letter of intent, memorandum of understanding or other contract related to: (i) the sale of all or substantially all of AASP’s assets to a third-party(ies); (ii) any merger, consolidation, plan of arrangement, share exchange, tender offer or other acquisition of AASP whereby the voting shareholders of AASP would have less than 50% of the voting power of the resulting entity; or (iii) any change in the ownership of more than 50% of the voting capital stock of the AASP in one or more related transactions, in each case without the written approval of Cahill; or

(iv)             Upon a material breach of AASP’s obligations under this Agreement, which beach is not cured within thirty (30) days’ written notice thereof by Cahill to AASP, to the extent such breach can be cured.

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(c)                Termination by AASP for Cause. AASP shall have the right to terminate this Agreement for cause if: (i) Cahill is found guilty, whether by conviction or plea agreement, of a Class A or B federal felony crime or similar class felony crime under state or local laws; or (ii) upon material breach of Cahill’ obligations under this Agreement, which beach is not cured within thirty (30) days’ written notice thereof by AASP to Cahill, to the extent such breach can be cured.

(d)               Meet and Confer. If either Party believes the Agreement may be terminated for any of the reasons identified in this Section 9, the terminating Party shall notify the other Party in writing of the same, and the Parties shall meet and confer within seven (7) business days regarding such issues and potential solutions thereto. If the Parties are unable, despite the reasonable and good faith efforts of both Parties, to resolve such issues within thirty (30) days of the receipt of such notice, the terminating Party may, for good cause, elect to terminate this Agreement.

(e)                Rights Upon Expiration or Termination. AASP shall, within one hundred twenty (120) days of expiration or termination of this Agreement, cease all use of the Licensed IP, including without limitation, by taking the following actions (the actions, collectively “Debranding”):

(i)                 updating all websites and applications owned or controlled by AASP to remove any reference to the Name and Likeness, including any use of the Name or Likeness in connection with the Business;

(ii)               filing appropriate documents with all governmental bodies to amend or voluntarily abandon any trademark applications or registrations, business name filings or trade name filings in which the Name or Likeness are included;

(iii)             ceasing all use of any content that includes or is combined with Cahill Content in any media, for any purpose, and in any format;

(iv)             transferring to Cahill any domain names, social media accounts (unless the names of such accounts can easily be changed), or other online identifiers that Cahill has allowed AASP to register or obtain that consist of or contain the Name or Likeness; and

(v)               changing AASP’s Platform Name to one which does not include the Name.

Notwithstanding the foregoing, AASP shall have one hundred eighty (180) days after termination to sell off any existing merchandise or inventory bearing the Name or Likeness.

9.                  Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION, LOSS OF BUSINESS, BUSINESS INTERRUPTION, OR

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OTHER PECUNIARY LOSS), IN CONNECTION WITH THIS AGREEMENT, WHETHER BASED UPON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY, INCLUDING NEGLIGENCE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. THE LIMITATIONS OF THIS SECTION 9 SHALL NOT APPLY TO EITHER PARTY’S: (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF; OR (B) CONFIDENTIALITY OR INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT.

10.              Confidentiality. Each of the Parties agrees that any documents or materials conveyed from one party to the other that is conspicuously marked as “Confidential” and the specific terms of this Agreement are confidential and shall not be disclosed to any other party for any purpose whatsoever, except to those employees, agents, advisors, current or potential investors or lenders, or current or potential acquirers who have a need to know and who have been informed of such party’s obligations under this Agreement and have agreed not to disclose such information or except in response to a valid order by a court or other governmental body, where otherwise required by law or where necessary to establish or confirm the rights of either Party under this Agreement.

11.              General Provisions.

(a)                Unique Services. The Parties acknowledges that the rights and privileges granted to AASP hereunder are of a special, unique, and unusual character which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated for in damages in an action at law, and that, in the event of any material breach by any Party of any of the provisions hereof, the other Party shall be entitled to injunctive and other equitable relief to prevent such breach. The foregoing provisions shall not constitute a waiver by either Party of any right which such Party may have to damages or other relief.

(b)               Entire Agreement. This Agreement sets forth the entire agreement between the Parties in connection with the subject matter hereof and thereof incorporates, replaces, and supersedes all prior agreements, promises, proposals, representations, understandings, and negotiations, written or not, between the Parties in connection therewith.

(c)                Assignment. No Party shall assign or sublicense its rights under this Agreement to any third party, without first obtaining the other Party’s written consent.

(d)               Relationship of the Parties. Nothing in this Agreement shall constitute a partnership, joint venture, or franchisor/franchisee relationship between the Parties and no Party shall be deemed an agent of the other. No Party shall have authority to bind or otherwise obligate any other Party.

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(e)                Binding Effect. This Agreement is binding on and inures to the benefit of the Parties and, as the case may be, their respective affiliates, heirs, executors, administrators, legal representatives, successors, employees, agents, and assigns, or their respective owners, partners, officers, directors, shareholders, employees, agents, representatives, insurers, successors, and permitted assigns.

(f)                Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via email. Notice shall be effective upon receipt. Such notices shall be sent to the applicable party or parties at the address specified below:

If to Cahill:

Darren Cahill

_________________________

Dc@darrencahilltennis.com

If to AASP:

Agassi Sports Entertainment Corp.

Attn: Ronald S. Boreta

1120 N. Town Center Dr #160 | Las Vegas, Nevada 89144

Email: ron@agassisports.com

With copy to:

The Loev Law Firm, PC

Attn: David M. Loev and John S. Gillies

6300 West Loop South, Suite 280 | Bellaire, Texas 77401

Email: dloev@loevlaw.com; john@loevlaw.com

(g)               Modification. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any future representations, promise, or condition in connection with the subject matter of this Agreement, shall be binding upon any party to this Agreement unless made in writing and signed by such party or by a duly authorized officer or agent of such party.

(h)                Choice of Law, Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Each of the Parties hereto hereby irrevocably and unconditionally agrees and consents to submit to the non-exclusive personal jurisdiction of the U.S. federal and state courts located in Clark County, Nevada for purposes of disputes arising under this Agreement.

(i)                 Waiver. A failure of either Party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder.

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(j)                 Severability. If any provision of this Agreement is found to be prohibited by law and invalid, or for any reason such provision is held unenforceable, in whole or in part, that provision shall be considered severable and its invalidity or unenforceability shall not affect the remainder of this Agreement, which shall continue in full force and effect.

(k)               Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement. Documents signed and transmitted through electronic means that accurately reproduce the content of this Agreement at the time it was executed (e.g. DocuSign, rightfax, PDF, etc.) shall be considered binding manifestations of assent to the terms and conditions of this Agreement.

[Remainder of page left intentionally blank. Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement individually or by their duly authorized representative as of the dates below, to be effective as of the Effective Date.

AASP:	Cahill:
Agassi Sports Entertainment Corp. /s/ Ronald S. Boreta_________________ Ronald S. Boreta Chief Executive Officer Date:_6/04/2026_____________________	/s/ Darren Cahill_________________ Darren Cahill Date:__6/04/2026_________________

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Exhibit A

[See attached Warrant to Purchase Common Stock]

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

Effective Date: June 4, 2026	Void After: June 4, 2031

AGASSI SPORTS ENTERTAINMENT CORP.

WARRANT TO PURCHASE COMMON STOCK

Agassi Sports Entertainment Corp., a Nevada corporation (the “Company”), for value received effective on June 4, 2026 (the “Effective Date”), hereby issues to Darren Cahill (the “Holder”) this Warrant (the “Warrant”) to purchase up to 250,000 shares (each such share as from time to time adjusted as hereinafter provided being a “Warrant Share” or “Share” and all such shares being the “Warrant Shares” or “Shares”) of the Company’s Common Stock (as defined below), at the Exercise Price (as defined below), as adjusted from time to time as provided herein, on or before June 4, 2031 (the “Expiration Date”), all subject to the following terms and conditions.

As used in this Warrant, (i) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of Las Vegas, Nevada, are authorized or required by law or executive order to close; (ii) “Common Stock” means the common stock of the Company, par value $0.001 per share, including any securities issued or issuable with respect thereto or into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event; (iii) “Exercise Price” means $5.00 per share of Common Stock, subject to adjustment as provided herein; (iv) “Trading Day” means any day on which the Common Stock is traded on the primary national or regional stock exchange on which the Common Stock is listed, or if not so listed, the over-the-counter market (including as quoted by the OTC Markets Group, Inc.), if quoted thereon, is open for the transaction of business; and (v) “Affiliate” means any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a person, as such terms are used and construed in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

1.     DURATION AND EXERCISE OF WARRANTS

(a)           Exercisability; Expiration.  The Holder may exercise this Warrant for up to a maximum of enter one-half of total Warrant Shares on any Business Day prior to the one-year anniversary of the Effective Date.  Beginning on the one-year anniversary of the Effective Date, the Holder may exercise this Warrant for up to all of the remaining Warrant Shares on any Business Day on or before 5:00 P.M., Pacific Time, on the Expiration Date, at which time this Warrant shall become void and of no value.

(b)    Exercise Procedures.

(i)            While this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise any portion of this Warrant in whole or in part at any time and from time to time by:

(A)          delivery to the Company of a duly executed copy of the Notice of Exercise attached as Exhibit A;

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(B)          surrender of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

(C)          payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, the “Aggregate Exercise Price”) made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America or in the form of a net issuance exercise permitted and provided for in Section 1(e) below.

(ii)           Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares purchased by the Holder.  Each exercise of this Warrant shall be effective immediately prior to the close of business on the date (the “Date of Exercise”) that the conditions set forth in Section 1(b) have been satisfied, as the case may be.  On the first Business Day following the date on which the Company has received each of the Notice of Exercise and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit an acknowledgment of receipt of the Exercise Delivery Documents to the Company’s transfer agent (the “Transfer Agent”). On or before the fifth Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise unless the Holder instructs the Company to issue the Shares in “book-entry” format.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates or of “book-entry” notation evidencing such Warrant Shares.

(d)           Partial Exercise.  Any portion of this Warrant shall be exercisable, either in its entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant. If this Warrant is exercised in part, the Company shall issue, at its expense, a new Warrant, in substantially the form of this Warrant, referencing such reduced number of Warrant Shares that remain subject to this Warrant.

(e)    Net Issuance Exercise. Notwithstanding any other provision contained herein to the contrary, the Holder may elect to receive, without the payment by the Holder of the aggregate Exercise Price in respect of the Shares to be acquired, Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Exhibit C duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid, validly issued and non-assessable Shares as is computed using the following formula:

 X = Y (A - B)

               A

where

X = the number of Shares which the Holder has then requested be issued to the Holder;

Y = the number of Shares covered by this Warrant that the Holder is surrendering at such time for net issuance exercise (including both shares to be issued to the Holder and shares to be canceled as payment therefor);

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A = the Fair Market Value (as defined below) of one Share as at the time the net issue election is made; and

B = the Exercise Price in effect under this Warrant at the time the net issue election is made.

As used herein, "Fair Market Value" means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on any tier of the OTC Market Group (including Pink Market) or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on any tier of the OTC Market Group (including “Pink” market) or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the any tier of the OTC Market Group (including Pink Market) or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term "Business Day" as used in this sentence means Business Days on which such exchange is open for trading.

If at any time the Common Stock is not listed on any domestic securities exchange or quoted on any tier of the OTC Market Group (including Pink Market) or similar quotation system or association, the "Fair Market Value" of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder; provided, that if the Board and the Holder are unable to agree on the fair market value per share of the Common Stock within a reasonable period of time (not to exceed fifteen (15) days from the Company's receipt of the Exercise Agreement), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm engaged by the Company). The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne in equal parts by the Company and the Holder.  In so determining the Fair Market Value of the Common Stock, an orderly sale transaction between a willing buyer and a willing seller shall be assumed, using valuation techniques then prevailing in the securities industry without regard to the lack of liquidity of the Common Stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests, and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale and assuming the sale of all of the issued and outstanding Common Stock (including fractional interests) calculated on a fully diluted basis to include the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock; provided, that such assumption shall not include those securities, rights and warrants (a) owned or held by or for the account of the Company or any of its subsidiaries, or (b) convertible or exchangeable into Common Stock where the conversion, exchange, or exercise price per share is greater than the Fair Market Value.

(f)            Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 16.

2.     ISSUANCE OF WARRANT SHARES

(a)           The Company covenants that all Warrant Shares will, upon issuance, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, except as arising from applicable Federal and state securities laws.

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(b)           The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c)           The Company will not, by amendment of its articles of incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all action necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant, or against impairment of such rights.

3.     ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES

(a)           The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3(a).

(i)            Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.  The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(i).

(ii)           Dividends in Stock, Property, Reclassification. If at any time, or from time to time, all of the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore:

(A)          any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(B)          additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3(a)(i) above), then and in each such case, the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant shall be adjusted proportionately, and the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.  The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).

(iii)          Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up, or combination of shares) or reorganization of the capital stock of the Company, or any consolidation or merger of the

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Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument reasonably satisfactory in form and substance to the Holder, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.  If there is an Organic Change, then the Company shall cause to be mailed to the Holder at its last address as it shall appear on the books and records of the Company, at least 5 calendar days before the effective date of the Organic Change, a notice stating the date on which such Organic Change is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares for securities, cash, or other property delivered upon such Organic Change; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the 5-day period commencing on the date of such notice to the effective date of the event triggering such notice instead of giving effect to the provisions in this Section 3(a)(iii).

(b)           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

(c)           Certain Events. If any event occurs as to which the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, then the Company’s Board of Directors will, in good faith, make an appropriate adjustment to protect the rights of the Holder; provided, that no such adjustment pursuant to this Section 3(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

4.     TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

(a)           Restrictions on Transfers. Neither this Warrant nor any Warrant Shares may be transferred at any time unless (i) registered pursuant to an effective registration statement under the Securities Act or (ii) pursuant to a valid exemption from such registration and Holder provides to the Company a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant or the Warrant Shares may be effected pursuant to such exemption from registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

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(b)           Registration of Transfers and Exchanges. Subject to Section 4(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(c)           Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

5.     MUTILATED OR MISSING WARRANT CERTIFICATE

                If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares; provided, that, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

 6.     PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any person or entity other than to the Holder.

7.             FRACTIONAL WARRANT SHARES

No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share.

8.     NO STOCK RIGHTS AND LEGEND

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

                Unless (i) a registration statement covering the Warrant Shares is effective at any time that this Warrant is exercised or (ii) this Warrant is exercised pursuant to Section 1(e) more than six months after the Effective Date, each certificate for Warrant Shares initially issued upon the exercise of this Warrant and shall be stamped or otherwise imprinted with a legend in substantially the following form:

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                “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.”

9.      [INTENTIONALLY OMITTED]

10.   REPORTS TO THE SEC

                The Company shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any Holder, make available such information as necessary to permit sales pursuant to exemptions from registration under Rule 144 or Regulation S under the Securities Act, to the extent such exemptions are available).  The Company’s obligations under this Section 10 shall, notwithstanding the Expiration Date of this Warrant, terminate on March 31, 2026.

11.          NOTICES

                All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by e-mail; (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, if to the registered Holder hereof; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the Holder, to the Holder’s address in the records of the Company, or if to the Company, to it at 1120 N. Town Center Drive, #160, Las Vegas, NV 89144, Attention: Ronald Boreta, Chief Executive Officer (or to such other address or e-mail address as the Holder or the Company as a party may designate by notice the other party).

12.   SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.   BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

14.   SURVIVAL OF RIGHTS AND DUTIES

Except as otherwise expressly provided herein, this Warrant shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Pacific Time, on the Expiration Date or the date on which this Warrant has been exercised in full.

15.   GOVERNING LAW

This Warrant will be governed by and construed under the laws of the State of Nevada without regard to conflicts of laws principles that would require the application of any other law.

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16.   DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via email within five Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within five Business Days, submit via email (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s then independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

17.   NOTICES OF RECORD DATE

Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall email to the Holder at least ten (10) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

18.   RESERVATION OF SHARES

The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of shares of Common Stock for which this Warrant shall from time to time be exercisable.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will use commercially reasonable efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and use commercially reasonable efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or Board of Directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

19.   NO THIRD PARTY RIGHTS

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.

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20.          SECTION HEADINGS

                The Section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

AGASSI SPORTS ENTERTAINMENT CORP. By: __________________________________________ Name: Ronald Boreta Title: President and Chief Executive Officer

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EXHIBIT A

NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To Agassi Sports Entertainment Corp.:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ___________________ full shares of Agassi Sports Entertainment Corp. common stock issuable upon exercise of the Warrant and delivery of:

$_________ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant.

The undersigned requests that certificates for such shares be issued in the name of:

_________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

_________________________________________

_________________________________________

                If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

_________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

_________________________________________

_________________________________________

Name of Holder (print):

_____________________________

(Signature):

______________________________________

(By:)

 ___________________________________________

(Title:)

 __________________________________________

Dated:

__________________________________________

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EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Attached hereto is a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected pursuant to a valid exemption from registration under the Securities Act.

Name of Holder (print):

_________________________

(Signature):

__________________________________

(By:)

 _______________________________________

(Title:)

______________________________________

Dated:

______________________________________

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EXHIBIT C

AGASSI SPORTS ENTERTAINMENT CORP.

NET ISSUE ELECTION NOTICE

To: [Name]

Date: [_______________]

The undersigned hereby elects under Section 1(e) of this Warrant to surrender the right to purchase [________________] Shares pursuant to this Warrant and hereby requests the issuance of [______________] Shares.

Signature

Name for Registration

Mailing Address

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